UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2008
Grant Prideco, Inc.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-15423 (Commission File No.)	76-0312499 (I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900, Houston TX (Address of Principal Executive Offices)	77060 (Zip Code)
Registrant’s telephone number, including area code: (281) 878-8000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers
The Compensation Committee of the Board of Directors approved the following matters relating to director and executive officer compensation:
Incentive Compensation: The following bonuses were approved for payment to executive officers of the Company:

	2007 Annual
Name	Incentive Plan(1)	Discretionary	Total
Michael McShane	$1,148,000	$252,000	$1,400,000
Matthew Fitzgerald	$382,500	$67,500	$450,000
David Black	$443,250	$6,750	$450,000
Jim Breihan	$30,600	$329,400	$360,000
John Deane	$34,680	$135,320	$170,000
Philip Choyce	$274,700	$127,300	$402,000
Greg Boane	$184,500	$40,500	$225,000
Quintin Kneen	$164,000	$36,000	$200,000

(1)	Determined in accordance with the methodology described in the Company’s Current Report on Form 10-K dated February 21, 2007.
Executive Long-Term Incentive Grants. The following shares of restricted stock were granted to executive officers of the Company.

Name	Shares
Michael McShane	60,000
Matthew Fitzgerald	20,000
David Black	30,000
Jim Breihan	17,500
John Deane	25,000
Philip Choyce	20,000
Greg Boane	10,000
Quintin Kneen	10,000

The grants of restricted stock are not vested and are subject to forfeiture if the executive leaves the employment of the Company prior to the second anniversary of the date of grant. The grants of restricted stock are subject to accelerated vesting prior to the second anniversary of the date of grant in the event of (1) termination of employment by the executive for “good reason”, (2) termination of employment by the Company “without cause”, (3) death or disability or (4) a change of control of the Company (but, except for Messrs. McShane, Fitzgerald or Choyce, a change of control shall not include the transactions contemplated by the Agreement and Plan of Merger dated December 16, 2007, by and between the Company, National Oilwell Varco and NOV Sub).
Salary Increases. The following annual salaries were set for executive officers:

Name	Annual Salary
Michael McShane	$775,000
Matthew Fitzgerald	$412,000
David Black	$412,000
Jim Breihan	$325,000
John Deane	$365,000
Philip Choyce	$365,000
Greg Boane	$248,000
Quintin Kneen	$225,000

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.
Date: February 14, 2008	By:	/s/ Philip A. Choyce
Philip A. Choyce
Vice President and General Counsel